UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

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The following is the text of a press release issued by Blockbuster Inc. on June 9, 2010.

Glass, Lewis & Co., a Leading Proxy Advisor, Recommends Stockholders Vote “For” all Seven Blockbuster Director Nominees on the WHITE Proxy Card

Cites Gregory Meyer’s lack of concrete plans in recommending Blockbuster stockholders NOT vote the dissident’s Gold proxy card

DALLAS, June 9 /PRNewswire-FirstCall/ — Blockbuster Inc. (NYSE: BBI, BBI.B) welcomed the recommendation from a leading independent proxy advisory firm, Glass, Lewis & Co., that stockholders vote for all seven of Blockbuster’s 2010 director nominees – Edward Bleier, Kathleen Dore, Gary Fernandes, Joseph Fitzsimmons, Jules Haimovitz, James Keyes, and Strauss Zelnick – on the WHITE proxy card for the Company’s 2010 Annual Meeting of Stockholders, which will be held on June 24, 2010. Glass Lewis further recommended that Blockbuster stockholders vote “For” each of the Company’s other proposals as well.

In its analysis, Glass Lewis stated:

“…we believe the Dissident has largely failed to provide shareholders with a cogent, practicable plan… and, by extension, has failed to establish that his plans are superior to those disclosed and undertaken by the board.”

Regarding the dissident’s suggested removal of director Gary Fernandes, who sits on a special board committee tasked with reviewing efforts to reduce the Company’s debtload:

“In our view, such a committee would be in a considerably better position, with greater access to key information and parties, including Blockbuster’s debtholders, to determine the best possible strategic alternative available to the Company.”

Glass Lewis concludes:

“…based on a lack of concrete plans and adequate support, we find the election of the Dissident to the board to be unwarranted at this time.”

Jim Keyes, Chairman and Chief Executive Officer of Blockbuster Inc. stated, “We are pleased to receive the support of Glass Lewis. We respect their thorough analysis and candid report, and appreciate their confidence in finding that the incumbent board and management are in the best position to evaluate and implement strategic options for the Company.”

Blockbuster strongly encourages its stockholders to support the Company by voting the WHITE proxy card and discarding any Gold proxy card provided by Gregory Meyer. Even if a vote on a Gold proxy card has previously been cast, it is not too late to change that vote by voting a WHITE proxy card as only the latest dated proxy card will be counted.

If you have any questions on how to vote your shares,

please call our proxy solicitor:

MORROW & CO., LLC AT (800) 969-2372

Company Statement

Stockholders are urged to read Blockbuster’s definitive proxy statement because it contains important information regarding Blockbuster’s annual meeting of stockholders to be held on June 24, 2010. Stockholders and other interested parties may obtain, free of charge, copies of the proxy statement, and any other documents filed by Blockbuster with the SEC, at the SEC’s Internet website at http://www.sec.gov/. The proxy statement and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Blockbuster in the solicitation of proxies, toll-free at 1-800-607-0088.

Blockbuster and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Blockbuster’s stockholders in respect of the 2010 annual meeting of stockholders. Information regarding the interests of such persons, including such persons’ beneficial ownership of Blockbuster common stock is set forth in Blockbuster’s definitive proxy statement, filed with the SEC on May 21, 2010, with respect to the 2010 annual meeting of stockholders.

Note: Permission to use quotations from Glass, Lewis & Co. was neither sought nor obtained.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. In the event that the risks disclosed in our public filings cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. Except as otherwise required by law, we undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The company provides customers with convenient access to media entertainment anywhere, any way they want it – whether in-store, by-mail, through vending kiosks or digitally to their homes and mobile devices. With a highly recognized brand and a library of more than 125,000 movie and game titles, Blockbuster leverages its multichannel presence to serve nearly 47 million global customers annually. The company may be accessed worldwide at www.blockbuster.com.

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Contacts:

Media – Craig Bloom of Hill and Knowlton, + 1-212-885-0585, Craig.Bloom@hillandknowlton.com, for Blockbuster Inc.

Investor Relations – Kellie Nugent, Director, Investor Relations of Blockbuster Inc., kellie.nugent@blockbuster.com